PLAN AND AGREEMENT OF REORGANIZATION

This Plan and Agreement of Reorganization (this "Agreement") is entered into on this 12th day of September, 1997, by and among PSYCHROMETRIC SYSTEMS, INC., a Nevada corporation ("PSI"), FI-TEK VI, INC., a Delaware corporation subject to the reporting requirements imposed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended ("Fitek"), Frank L. Kramer ("Kramer"), Ronald J. Miller ("Miller") and George A. Kast ("Kast").

PLAN OF REORGANIZATION

The transaction contemplated by this Agreement is to be a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Fitek will acquire all of PSI's issued and outstanding common and preferred stock, without par value (the "PSI Stock" or the "PSI Shares"), in exchange for 261,382,500 shares of the common stock, par value $.00001 per share, of Fitek (the "Common Stock"), and 1,000,000 shares of Fitek Class A preferred stock (the "Preferred Stock").

AGREEMENT

1.   Status of PSI Shares: Transfer Of PSI Shares: Lack of Encumbrances.
     -------------------------------------------------------------------


(a) PSI and Kast represent that, as of the date of this Agreement, all of the shareholders of PSI and their shareholdings, both common and preferred stock, are listed on Exhibit A-1 attached to this Agreement. It is contemplated that Kast may transfer a portion of his holdings of PSI Stock to other persons or entities prior to the Closing (as defined in Section 3).

(b) The Shareholders of PSI (the "PSI Shareholders") shall transfer, assign, convey and deliver to Fitek at the Closing certificates representing, as of the Closing Date (as defined in Section 3), all of the PSI Shares.

(c) The transfer of the PSI Shares shall be made free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed, except as the PSI Shareholders and Fitek shall have otherwise agreed in writing.

2.   Issuance of Exchange Stock to PSI Shareholders.
     -----------------------------------------------

(a) As consideration for the transfer, assignment, conveyance and delivery of the PSI Stock, Fitek shall, at the Closing, issue to the PSI Shareholders, pro rata in accordance with each Shareholder's percentage ownership of PSI immediately prior to the Closing, certificates representing 261,382,500 shares of Common Stock (the "Fitek Exchange Stock") which shall represent approximately 89.08% of the outstanding Common Stock of Fitek immediately following the Closing.

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(b)    As additional consideration for the transfer, assignment,
conveyance and delivery of the PSI Stock, the PSI Shareholders shall be issued an aggregate of 1,000,000 shares of Fitek Class A preferred stock (the "Preferred Stock") pro rata in accordance with each Shareholder's percentage ownership of PSI Common Stock immediately prior to Closing. The Preferred Stock shall be created by Fitek board of directors prior to the Closing and it shall have the following characteristics: (i) each share of Preferred Stock shall be convertible to 290 shares of Common Stock upon attainment of Fitek/PSI gross annual sales of $60,000,000 for any fiscal year ended prior to the fiscal year ending in 2002; and (ii) it shall be subject to redemption by Fitek at a price of $.0001 per preferred share should the required sales level not be attained by 2002. Notwithstanding the provisions of (i) above, the Preferred Stock shall become convertible upon a change in ownership of the combined Fitek/PSI, which is defined as a single transaction which results in a change in more than 50% control of the combined entity.

(c)    The issuance of the Fitek Exchange Stock and the Preferred
Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed, except as the PSI Shareholders and Fitek shall have otherwise agreed in writing.

(d) As provided herein, and immediately prior to the Closing, Fitek shall have issued and outstanding not more than 32,042,500 shares of Common Stock, including the shares to be issued pursuant to Section I0
(c) hereof, not more than 8,042,500 Class A Warrants, and not more than 8,042,500 Class B Warrants, and shall not have any shares of preferred stock issued and outstanding. Fitek will also have issued and outstanding 804,250 warrants issued to Westminster Securities in connection with Fitek's public offering ("Underwriter Warrants").

(e) None of the Exchange Stock and Preferred Stock issued or transferred to the PSI Shareholders and none of the PSI Stock transferred to Fitek hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). All of such shares shall bear a legend worded substantially as follows:


     The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" within the meaning of Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

The respective transfer agents of Fitek and PSI shall annotate their records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that Fitek register the Exchange Stock or Preferred Stock under the Act, nor shall PSI or the Shareholders be required to register any PSI Shares under the Act.

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3.   Closing.
     --------
The consummation of the exchange described in Sections 1 and 2 (the "Closing") shall take place on a date (the "Closing
K)ate") chosen by mutual agreement of PSI and Fitek within sixty (60) days from the date of this Agreement, unless a later time shall be mutually agreed upon by the parties.

4.   Deliveries at Closing.
     ----------------------

(a)    PSI and the PSI Shareholders shall deliver to Fitek, at Closing:

     (1) certificates representing all shares of the PSI Stock (both common and preferred) as described in Section 1 (b), each endorsed in blank by the registered owner;

     (2) an agreement from each Shareholder, substantially in the form of Exhibit B, agreeing to a restriction on the transfer of the Exchange Stock as described in Section 1 l(c) hereof;

     (3) a copy of a consent of PSI's board of directors authorizing PSI to take the necessary steps toward consummation of the transactions described by this Agreement; and

     (4) a copy of a Certificate of Good Standing for PSI issued not more than thirty days prior to Closing by the Nevada Secretary of State.

(b) Fitek shall deliver to the PSI Shareholders, at Closing, certificates representing the Exchange Stock and Preferred Stock, in the names of the appropriate Shareholders, each in the appropriate denomination, as described in Section 2.

(c) Fitek shall deliver to the new Fitek Board, appointed pursuant to Section 11 (k) below, at Closing, the original of all of Fitek's corporate records.

(d)    Fitek shall deliver to PSI at Closing:

     (1) a copy of a consent of Fitek's board of directors authorizing Fitek to take the necessary steps toward consummation of the transactions described by this Agreement and electing the new directors designated by PSI effective as of the Closing; and

     (2) a copy of a Certificate of Good Standing for Fitek issued not more than thirty days prior to Closing by the Secretary of State of Delaware.

5.   Covenants. Representations and Warranties of PSI and the Shareholders.
     ----------------------------------------------------------------------
Subject to the schedule of exceptions, attached hereto as Exhibit C and incorporated herein by this reference, which schedule shall be acceptable to Fitek, PSI and Kast represent and warrant to Fitek as follows:

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(a)    Corporate Existence and Power of PSI. PSI is (i) a
corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, (ii) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and to carry on its business as now conducted, (iii) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (A) qualification is required either (i) to own, lease license or use its properties now owned, leased, licensed and used or (ii) to carry on its business as now conducted and
(B) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of PSI and (ii) PSI's ability to perform its obligations under this Agreement and (iv) has all necessary corporate power and authority to execute and deliver this Agreement. PSI's books and records are complete and correct and have been maintained with good business practice and accurately reflect in all material respects the transactions to which they relate. Copies of PSI's Certificate of Incorporation, and all amendments thereof to date, certified by the proper Nevada officials, and of Fitek's bylaws as amended to date, together with all minutes of shareholders' and directors' meetings, certified by PSI's Secretary, will be delivered to Fitek prior to C19sing and shall be complete and correct as of the date of delivery of said documents. The same shall be subject to the review and approval of counsel for Fitek.

(b) Subsidiaries and Ownership of Securities. PSI has, as of the date of this Agreement, no subsidiaries.

(c)    Capitalization. The aggregate number of shares of Common
Stock, without par value, which PSI is authorized to issue is 25,000, of which 20,376 shares are currently issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable. PSI also has 50 shares of preferred stock issued and outstanding, which shares of preferred stock shall have been redeemed by PSI prior to Closing. PSI has no outstanding warrants or options to purchase Common Stock and no such warrants or options will be issued prior to the Closing.

According to PSI's books and records, each of the persons or entities that is to be a Shareholder at Closing is domiciled in one of the following jurisdictions: Nevada, Colorado or Idaho. All securities issued by PSI as of the date of this Agreement have been issued in compliance with all applicable state and federal laws.

(d) Financial Statements. PSI will deliver to Fitek, prior to Closing, a copy of PSI's audited and unaudited financial statements through June 30, 1997 ("Financial Statements"), which will be true and complete and will have been prepared on a tax basis in accordance with generally accepted accounting principles. The Financial Statements have not been prepared in accordance with Regulation S-X appearing in Title 17 of the Code of Federal Regulations ("Regulation S-X").

(e)    Absence of Undisclosed Liabilities. Except as disclosed in
Exhibit C, as reflected in this Agreement or in PSI's unaudited balance sheet at June 30, 1997, PSI has no

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actual knowledge of any material liabilities of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, annual franchise taxes or other corporate charges in the normal course of business.

(f)    Absence of Certain Changes. Except as disclosed in
Exhibit C, since June 30, 1997, there has not been, and as of the Closing, there will not be (i) any change in PSI's financial condition, assets, liabilities, or business other than changes in the ordinary course of business, none of which, taken individually or considered together with other changes, has been materially adverse, or (ii) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting PSI's properties or business.

(g) Title to Properties. PSI has good-and marketable title to all of its properties and assets, real and personal, tangible and intangible, none of which is subject to any security interest, mortgage, pledge, lien, encumbrance, or charge, except for liens, if any, shown on PSI's financial statements as of June 30, 1997, or on Exhibit D prepared in compliance with subsection
(j) below as securing specified liabilities set forth therein (with respect to which no default exists) and, except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the properties subject thereto, or materially impair PSI's operations and have arisen in the ordinary course of business.

(h) Accounts Receivable. PSI represents that, except to the extent disclosed in Exhibit C or reserved against on its balance sheet at June 30, 1997, it is not aware of any material accounts and contracts receivable existing that in its judgment would be uncollectible. An account or contract receivable shall be deemed to be material if it is in excess of $50,000.

(i) Litigation. Except as disclosed in Exhibit G, there is no litigation or proceeding pending, or to PSI's knowledge threatened, against or relating to PSI, its properties, or business, nor does PSI know or have reasonable grounds to know, of any basis for any such action, or of any governmental investigation relative to PSI, its properties, or business. PSI is not, and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality;
and PSI has, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it and to its business, if any.

(j) Exhibits Relating 19 Certain Matters. Exhibit D contains a complete and accurate recitation of the following documents: a description of all liens, mortgages, charges, and encumbrances that are outstanding with respect to any of the properties and assets of PSI; a list of all leases wherein PSI is either lessor or lessee; a list of all other written or oral contracts, commitments, agreements, and other contractual obligations to which PSI is a party; a list of all insurance policies carried by PSI; a description of all bonus, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance, and other executive or employee compensation or benefit plans to which PSI is a party; a list of all notes payable of PSI; and, a list of all notes and contracts receivable of PSI.

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

(k) Contracts. PSI is not a party to any contract, except contracts described in Exhibits ~ Or D. To the best of its knowledge, PSI has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any agreements, leases, or other documents to which it is a party, except as disclosed in Exhibit D to this Agreement.

(1) Taxes. Except as disclosed in Exhibit IU, PSI has filed in correct form, or has received proper extensions to file, all federal and state income tax returns due with respect to all periods through the end of its last fiscal year, and all real and personal property tax schedules, franchise, sales or use tax returns, and all federal and state employment and withholding tax returns that are required to be filed, and has paid or properly recorded in its books of record all taxes as shown on the said returns and all assessments received by it to the extent that such taxes and assessments have become due. The Internal Revenue Service has not examined any income tax return of PSI.

(m) Authority to Execute Agreement. The Board of Directors of
PSI, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by PSI of this Agreement, and has duly authorized each of the transactions hereby contemplated. A copy of the Consent of Board of Directors of PSI authorizing such action is attached hereto as Exhibit E and incorporated herein by this reference. PSI has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. PSI has taken all actions required by law, its Articles of Incorporation, as amended, its bylaws, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon PSI and Kast in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the bylaws, as amended, of PSI, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to PSI.

(n)    Finder's Fees. PSI and Kast are not, and on the Closing
Date will not be, liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

(o) Disclosure. No representation or warranty by PSI in this Agreement, nor any statement or certificate hereto, or in connection with the transactions contemplated hereby, knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

(p) Compliance. To the best of its knowledge, PSI has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, currently applicable to its assets and to the business conducted by it.

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

(q) Change of Fitek Name. PSI agrees to use its best efforts to amend Fitek's Certificate of Incorporation immediately following the Closing to change Fitek's name to Global Water
Technology, Inc., or to a name that is substantially similar.

(r) Fitek Representative Or Board Member. PSI agrees that the current Fitek board shall have the right, in lieu of naming a board member pursuant to Section 1 l(k), to designate a non-board advisor who shall be entitled to notice of and to attend all board meetings. In any of the circumstances stated above or in
Section 11 (k), PSI agrees that the Fitek representative (or board member) shall have the right to be reimbursed for all travel expenses to attend meetings and shall receive such compensation as may be approved by the new Fitek board of directors but no less than the compensation that any other "outside" director of Fitek, if any, may receive.

6.   Access and Information.
     -----------------------
Subject to the protections provided
by Section 14, PSI shall give to Fitek and to Fitek's counsel, accountants, and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of PSI's properties, books, contracts, commitments, and records, including information concerning products and customer base, and patents held by, or assigned to, PSI, and furnish Fitek during such period with all such information concerning PSI's affairs as Fitek reasonably may request.

7.   Covenants. Representation and Warranties of Fitek, Kramer and Miller.
     ---------------------------------------------------------------------
Fitek, Kramer and Miller, and each of them, represents and warrants as follows:

(a) Corporate Existence and Power of Fitek. Fitek is (i) a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and to carry on its business as now conducted, (iii) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (A) qualification is required either
(i) to own, lease license or use its properties now owned, leased, licensed and used or (ii) to carry on its business as now conducted and (B) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of Fitek and (ii) Fitek's ability to perform its obligations under this Agreement and (iv) has all necessary corporate power and authority to execute and deliver this Agreement. Fitek's books and records are complete and correct and have been maintained with good business practice and accurately reflect in all material respects the transactions to which they relate. Copies of Fitek's Certificate of Incorporation, and all amendments thereof to date, certified by the proper Delaware officials, and of Fitek's bylaws as amended to date, together with all minutes of shareholders' and directors' meetings, certified by Fitek's Secretary, will be delivered to PSI prior to Closing and shall be complete and correct as of the date of delivery of said documents. The same shall be subject to the review and approval of counsel for PSI.

(b) Subsidiaries. Fitek has, as of the date of this Agreement, no subsidiaries.

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

(c) Capitalization. As of the date of this Agreement, the aggregate number of shares of common stock, par value $.00001 per share, which Fitek is authorized to issue is 500,000,000 of which 32,042,500 shares are currently issued and outstanding. In addition, there are 8,042,500 Class A Common Stock Purchase Warrants and 8,042,500 Class B Common Stock Purchase Warrants issued and outstanding, each of which warrants is exercisable for one share of common stock at a price of $.12 per share for Class A Warrants and $.20 per share for Class B Warrants. Fitek also has issued 804,250 Underwriter Warrants. Except for the Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants and the Underwriter Warrants, no options or rights to purchase common stock or preferred stock are currently outstanding, or will be outstanding as of the Closing. The aggregate number of shares of preferred stock, par value $.00001 per share, which Fitek is authorized to issue is 20,000,000, of which no shares are issued and outstanding.

(d) Financial Statements. Fitek will deliver to PSI, prior to Closing, copies of all of Fitek's audited and unaudited financial statements through June 30, 1997, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles and Regulation S-X.

(e) Absence of Undisclosed Liabilities. Except to the extent reflected in this Agreement or in Fitek's balance sheet at June 30, 1997, none of Fitek, Kramer or Miller has any knowledge of any liabilities, as of such date, of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, annual franchise taxes or other corporate charges in the normal course of business. There are no liabilities, contingent or otherwise, which have been incurred as a result of any prior letters of intent between Fitek and any other company relating to an unconsummated business combination between Fitek.

(f) Absence of Certain Changes. Fitek is engaged in no business and conducts no operations. Since June 30, 1997, there has not been any material change in Fitek's financial condition, assets or liabilities, except the incurring of expenses in connection with the acquisition of PSI or as reflected in this Agreement.

(g) Litigation. There is no litigation or proceeding pending, or to Fitek's, Kramer's or Miller's knowledge, threatened, against or relating to Fitek, nor does Fitek know or have reasonable grounds to know, of any basis for any such action, or of any governmental investigation relative to Fitek. Fitek is not, and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and Fitek has, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it, if any.

(h) Contracts. Fitek is not a party to any contract, nor is Fitek a party to any written or oral commitment, for capital expenditures. Fitek has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any agreements or other documents to which it was a party.

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

(i) SEC Filings. As of the date of this Agreement, Fitek has filed with the Securities and Exchange Commission ("SEC") all registration statements, financial statements, applications, reports, schedules, forms, proxy statements and all other instruments, documents and written information (collectively, the "SEC Filings") required to be filed by Fitek under the Securities Act of 1933, as amended (the "1933 Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act"). All documents filed with the SEC complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as the case may be, and none of the SEC Filings (including any and all financial statements included therein) contains or, on the Closing Date, will contain any untrue statement of a material fact or omits or, on the Closing Date, will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made or shall have been made, not misleading. The financial statements of Fitek included in the SEC Filings comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto.

(j)    Authority. to Execute Agreement. The Board of Directors of
Fitek, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Fitek of this Agreement and the Fitek Exchange Stock, and has duly authorized each of the transactions hereby contemplated. A copy of the Consent of Board of Directors of Fitek authorizing such action is attached hereto as Exhibit F and incorporated herein by this reference. Fitek has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Fitek has taken all the actions required by law, its Certificate of Incorporation, as amended, its bylaws, as amended, or otherwise to authorize the execution and delivery of the Fitek Exchange Stock pursuant to the provisions hereof. This Agreement is valid and binding upon Fitek in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Certificate of Incorporation, as amended, or the bylaws, as amended, of Fitek, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Fitek. Upon issuance, the Fitek Exchange Stock shall be validly issued, fully paid and non-assessable.

(k) Finder's Fees. Fitek is not, and on the Closing Date will not be, liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

(1) Disclosure. No representation or warranty by Fitek in this Agreement, nor any statement or certificate furnished or to be furnished to PSI or the Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

(m) Taxes. Fitek has filed all federal income tax returns due with respect to all periods through the end of its last fiscal year, and has paid all taxes as shown on the said returns

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and all assessments received by it to the extent that such taxes and assessments have become due. The Internal Revenue Service has riot examined any income tax return of Fitek.

(n) Registration Rights. Except to the extent set forth in Fitek's Prospectus, dated April 14, 1992, which pertains to Fitek's obligations in favor of its warrantholders, Fitek has not granted any registration rights to holders of warrants or to holders of restricted Common Stock.

8.   Access and Information.
     -----------------------
Subject to the protections provided
by Section 14, each party shall give the other party and their counsel, accountants, and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of the party's properties, books, contracts, commitments, and records, if any, and shall furnish the other party during such period with all such information concerning its affairs as the other party reasonably may request.

9.   Conduct of PSI Business Pending Closing.
     ----------------------------------------
PSI and Kast covenant that pending the Closing:

(a) Except as described in, or as may be necessary to effect the transactions contemplated by, the next sentence, no change will be made in PSI's Articles of Incorporation or bylaws and no change will be made in PSI's issued shares of stock, other than such changes as may be first approved in writing by Fitek. Fitek and Kast acknowledge that Kast intends to transfer outstanding PSI shares, prior to the Closing, to one or more of the persons or entities listed on Exhibit A-2.

(b) No dividends shall be declared and no stock options shall be granted.

(c) Except as otherwise requested by Fitek, PSI will use its best efforts (without making any commitment on Fitek's behalf) to preserve PSI's business organization intact; to keep available to PSI the services of its present officers and employees; and to preserve the goodwill of those having business relations with PSI.

10.   Conduct of Fitek Pending Closing.
      ---------------------------------
Fitek covenants that, pending the Closing:

(a) Except as provided in Section 10 (c), no change will be made in Fitek's Certificate of Incorporation or bylaws or in Fitek's authorized or issued shares of stock, except as may be first approved in writing by PSI.

(b) No dividends shall be declared, no stock options granted and no employment agreements shall be entered into with officers or directors of Fitek, except as contemplated by this Agreement or as may be first approved in writing by PSI.

(c) PSI and Kast agree that Fitek shall, prior to the Closing, issue to each of Kramer and Miller 1,500,000 shares of the Common Stock of Fitek as full compensation for prior services of Kramer and Miller as officers and directors of Fitek to the date of the Closing. Such shares shall not be registered under the federal securities laws, but rather shall be considered

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

"restricted stock" with the same characteristics as are set forth in Section 2 (e) hereof with respect to the Exchange Stock.
~

11.    Conditions Precedent to Closing.
       --------------------------------
All obligations of Fitek,
PSI and the PSI Shareholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Section 4 herein, and fulfillment, prior to the Closing, of each of the following conditions, unless any such conditions are waived by such party at or before the
Closing:

(a) The respective representations, warranties and covenants of PSI and Kast, and of Fitek, Kramer and Miller contained in this Agreement shall be true at the time of Closing as though such representations, warranties and covenants were made at such time.

(b) PSI, Kast, Fitek, Kramer and Miller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each prior to or at the Closing.

(c) Each PSI Shareholder acquiring Exchange Stock will be required, at Closing, to submit an agreement, substantially in the form of Exhibit B, confirming that all the Exchange Stock received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the Exchange Stock for a period of one year from the Closing Date, except to those persons approved by legal counsel to Fitek as falling within an exemption from registration under the Act and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for Fitek. The foregoing provision shall not prohibit the registration of those shares at any time following the Closing. Each PSI Shareholder acquiring Exchange Stock will be required to transfer to Fitek at the Closing his or her respective PSI Shares, free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed.

(d) Fitek shall have been presented with, and shall have approved, an updated version of Exhibits C and D, prepared by PSI, current as of the Closing.

(e) Each party shall have received favorable opinions from the other party's counsel on such matters in connection with the transactions contemplated by this Agreement as are reasonable, including an opinion from counsel for PSI that the Exchange, if consummated, will not in any manner violate corporate or securities laws of any states where any PSI Shareholder resides.

(f) Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course except to the extent otherwise contemplated by this Agreement. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except the possible execution by PSI of a lease with an option

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

to purchase an office building and with respect to services rendered or expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, unless said withdrawals or indebtedness were either contemplated by the terms of this Agreement or subsequently consented to in writing by the parties.

(g) Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

(h) Fitek shall have provided to PSI through June 30, 1997, all audited and unaudited financial statements prepared in accordance with generally accepted accounting principles and with Regulation S-X, and the audited statements certified as such by independent accountants of Fitek.

(i) PSI shall have provided to Fitek audited financial statements of PSI for the three most recently completed fiscal years (or for such shorter period as PSI or its subsidiaries, if any, shall have been in existence), prepared on a tax basis in accordance with generally accepted accounting principles, together with unaudited financial statements in the same form for the period from the end of the most recently ended fiscal year to a date within thirty days of the Closing. Such unaudited financial statements of PSI shall have included the following schedules: Schedule of Assets; Schedule of Notes Payable; Schedule of Accounts Payable; and Schedule of Notes Receivable or, in their absence, an affirmation that such items do not exist. PSI shall also provide, as of a date within ten days of Closing, an update of any material change in the aforementioned schedules. In addition, PSI will deliver to Fitek, prior to Closing, in a form satisfactory to Fitek, a letter from PSI's independent auditors confirming that PSI's financial statements, covering the three most recently completed fiscal years, are auditable and can be prepared in accordance with generally accepted accounting principles and Regulation S-X within seventy-five (75) days of the Closing Date.

(j) Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Sections 6 and 8 hereof and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

(k) Effective as of the Closing Date, all (or, at Fitek's option, all but one) of the members of Fitek's current board of directors and each and every person serving as an officer of Fitek shall resign their respective positions and/or offices by tendering written resignations. Immediately prior to said resignations, Fitek's board of directors shall appoint as members of Fitek's new board those persons designated by PSI to fill said director positions, with such appointments to be effective as of the Closing. If all members of Fitek's current board of

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

directors (the "Current Board") resign as of the Closing, the parties hereto agree that the Current Board may designate, at any time within Twelve months following the Closing, one person to serve as a member of the Board. If that person is not a current board member of Fitek, the nominee shall be subject to the approval of PSI.

(1) All press releases, shareholder communications, SEC Filings and other publicity generated by Fitek or PSI regarding the transactions contemplated by this Agreement shall have been reviewed and approved by the other party before their release to the public or any governmental agency.

(m) Each party shall have satisfied itself that all transactions contemplated by this Agreement, including those contemplated by the exhibits attached hereto, shall be legal and binding under applicable statutory and case law of the States of Delaware and Nevada, respectively, including, but not limited to Nevada's securities laws and all other applicable state securities laws.

(n) Each of the PSI Stockholders shall have tendered his or her stock certificate or certificates to Fitek, endorsed in blank, to permit the transfer of the PSI's Exchange Stock at Closing as contemplated by
Section 2(b).

(o) At PSI's request, Kramer and Miller shall act as advisors to Fitek/PSI for a period of up to twelve months following the Closing, performing such duties as shall be assigned by the Fitek board of directors. Kramer and Miller agree to perform the functions as advisor without compensation. However, Kramer and Miller shall be entitled to reimbursement of all out of pocket expenses incurred in the performance of duties assigned to them as advisors.

(p) All holders of Fitek restricted common stock in excess of one million shares shall execute agreements in form and substance satisfactory to PSI and Fitek whereby they agree that 75% of their restricted shares shall not be sold for a period of twelve months following Closing, except that private sales may be made to purchasers who agree to be bound by the provisions of the "lock-up" agreement. No such private sales may be made, however, unless PSI and its counsel have received an opinion from counsel for the seller that the proposed private sale is exempt from the registration provisions of the 1933 Act and applicable state securities laws.

(q) Each party shall have received from the other party the following, each dated as of the Closing Date, in form and substance reasonably satisfactory to the receiving party:

     (i) a certificate of the President of PSI or Fitek, as the case may be, to the effect that (i) the representations and warranties of such other party contained in this Agreement are true and correct in all material respects as of the Closing Date and (ii) such other party has performed, in all material respects, all covenants and other obligations required by this Agreement to be performed by it at or before the Closing Date; and

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

     (ii) a certificate of the Secretary of State of each jurisdiction in which such other party is incorporated, dated as of a recent date, as to the good standing of and payment of taxes by such other party and as to the charter documents of such other party on file in the office of the Secretary of State.

12.   Standstill Agreement.
      ---------------------
Prior to the closing, none of Fitek,
PSI, Kast, Kramer or Miller may discuss or negotiate with any other corporation, firm or person, or entertain or consider any inquiries, or proposals relating to the possible disposition of their shares of capital stock of their companies, or their assets, and each of them will cause their respective companies to conduct business only in the ordinary course, except that PSI may undertake investigation, discussion and/or negotiations with potential acquisition candidate companies, provided that such negotiations, discussions and investigations are in furtherance of PSI's business plan, and further, Kast shall be authorized to sell his stock to employees and/or others prior to Closing. Notwithstanding the foregoing, each party shall be free to engage in activities mentioned in the preceding sentence which are designed to further the mutual interests of the parties for the contemplated consolidation of the companies and advancement of PSI' s business plan.

13.   Termination.
      ------------
This Agreement may be terminated prior to Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of Fitek, PSI and Kast under Section 14 hereof:

(a)    by mutual consent of the parties;

(b) by Fitek, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of PSI or Kast in the representations and warranties set forth in the Agreement;

(c) by PSI or Kast if, in the reasonable belief of PSI or Kast, there has been a material misrepresentation or breach of warranty on the part of Fitek, Kramer or Miller in the representations and warranties set forth in the Agreement;

(d) by either Fitek or by Kast if the Closing shall not have occurred by the Closing Date;

(e) by Fitek if, in its opinion or that of its counsel, the transactions contemplated by this Agreement do not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished, in Fitek's opinion or that of its counsel, without unreasonable expense or effort;

(f) by Fitek if, in its opinion or that of its counsel, the transactions contemplated by this Agreement cannot be consummated under Nevada or other relevant state corporate law or, if consummation is possible, that it cannot be accomplished, in Fitek's opinion or that of its counsel, without unreasonable expense or effort;

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

(g) by Fitek or by Kast if Fitek in its sole discretion or Kast in his discretion shall determine that any of the transactions contemplated by this Agreement have become inad-visable or impracticable by reason of the institution or threat by state, local, or federal governmental authorities or by any other person of material litigation or proceedings against any party;

(h) by Fitek if the business or assets or financial condition of PSI, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise; or, by a Kast if the business or assets or financial condition of Fitek, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

(i) by Fitek if it shall appear to Fitek that PSI shall not be able to obtain within a reasonable amount of time after Closing all consents and approvals of all governmental authorities having any jurisdiction over the business of PSI, or if such authorities shall withdraw any approvals, licenses, or permits given to PSI or to any other entity with which PSI is affiliated or in which PSI has an interest;

(j) by Fitek if more than 5% (by percentage ownership) of the PSI Shareholders dissent from the exchange described in Sections 1 and 2, or are unable or for any reason refuse to transfer any or all of their PSI Shares to Fitek in accordance with Section 1, or fail to tender at the Closing the certificate or certificates, endorsed in blank, representing all of their PSI Stock;

(k) by PSI if Fitek fails to perform material conditions set forth in Section 11;

(1) by PSI if examination of Fitek's books and records pursuant to Section 8 uncovers a material deficiency; and

(m) by Fitek if PSI fails to perform material conditions set forth in Section 11.

In the event of a bad-faith termination of this Agreement, the non-terminating party shall be limited solely and exclusively to recovery of its attorney's fees expended in the preparation and reporting of the transaction. Fitek, Kramer and Miller expressly waive all other damages, fees, costs, and lost opportunity costs (consequential damages) against each other as a result of termination of this Agreement.

14.   Confidentiality.
      ----------------
While each party is obligated to provide access to and furnish information in accordance with Sections 6 and 8 herein, it is understood and agreed that such disclosures and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director, key employee, or shareholder thereof, and not to use the information obtained for any purpose other than assisting in

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

its due diligence inquiry precedent to the Closing. Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.

15.   Nature and Survival of Representations.
      ---------------------------------------
All statements
contained in any certificate or other instrument delivered by or on behalf of PSI, Kast, Fitek, Kramer or Miller pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by PSI, Kast, Fitek Kramer or Miller, respectively, and shall survive the closing for a period of twelve (12) months.

16.   Binding Agreement.
      ------------------

(a) This Agreement shall become binding upon the parties when, but only when, it shall have been signed by or on behalf of all parties.

(b) Subject to the condition stated in subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns. This Agreement, in all of its particulars, shall be enforceable by legal action for the recovery of damages or by way of specific performance and the terms and conditions of this Agreement shall remain in full force and effect subsequent to Closing and shall not be deemed to be merged into any documents conveyed and delivered at the time of Closing. In the event that any person is required to initiate any action at law or in equity for the enforcement of this Agreement, the prevailing party in such litigation shall be entitled to recover, from the party determined to be in default, all of its reasonable costs incurred in said litigation, including attorneys' fees.

17.   Construction.
      -------------
This Agreement is intended to be performed in the State of Colorado, and shall be construed and enforced in accordance with the laws of that State.

18.   Notices.
       --------
All notices, requests, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed, first class postage, prepaid, to PSI or Kast, at 12600 West Colfax Ave, Suite C-500, Lakewood, CO 80215,
Attention: George Kast, or if to Fitek, Kramer or Miller at 300 High Street, Denver, CO 80218, Attention: Ronald J. Miller.

19.   Counterparts.
      -------------
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.   Arbitration.
      ------------
Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration in the City and County of Denver, State of Colorado, provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the

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

rules and regulations of the American Arbitration Association by a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators. Each party shall pay their own expenses associated with such arbitration, including the expenses of any arbitrator selected by such party and 50% of the expenses of the third arbitrator. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

21.   Enforceability.
      ---------------
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision 'hereof prohibited or unenforceable in any respect.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

PSYCHROMETRIC SYSTEMS, INC.                 FI-TEK VI, INC.


By:\S\ George A. Kast                       By:\s\Frank L. Kramer
   -----------------------------              -------------------------
   George A. Kast, President                  Frank L. Kramer, President

   \s\ George A. Kast                          \s\Frank L. Kramer
   -----------------------------               ------------------------
   George A. Kast                              Frank L. Kramer

                                               \s\Ronald J. Miller
                                               ------------------------
                                               Ronald J. Miller

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EXHIBIT LIST

Exhibit A-1 -- Names and Respective Shareholdings in PSI of the
Individuals and Entities that are currently PSI
Shareholders.

Exhibit A-2 -- Names and Anticipated Respective Shareholdings in PSI of the Individuals and Entities that are to be PSI
Shareholders immediately prior to Closing.

Exhibit B -- Form of Investment Letter of PSI Shareholders.

Exhibit C --Schedule of Exceptions to Covenants, Representations and Warranties of Psychrometric Systems, Inc.

Exhibit D --Description of Liens, Mortgages, Charges and Encumbrances of Psychrometric Systems, Inc.

Exhibit E -- Consent of Board of Directors of Psychrometric Systems, Inc.

Exhibit F -- Consent of Directors of Fi-Tek VI, Inc.